UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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ZBB ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZBB ENERGY CORPORATION N93 W14475 WHITTAKER WAY MENOMONEE FALLS, WISCONSIN 53051
ANNUAL MEETING OF SHAREHOLDERS
SUPPLEMENT DATED NOVEMBER 5, 2009 TO PROXY STATEMENT DATED SEPTEMBER 21, 2009

GENERAL INFORMATION

Unless the context requires otherwise, all references to “we,” “us” or “our” refer to ZBB Energy Corporation and its subsidiaries.  Our fiscal year ends on June 30 of each year.  In this proxy statement supplement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended June 30, 2009 is referred to as “fiscal 2009”).

This supplement is being mailed to our shareholders who are eligible to vote at the annual meeting of shareholders being held for the purposes set forth in the notice of annual meeting of shareholders and the proxy statement dated September 21, 2009.  All holders of record of our common stock at the close of business on September 8, 2009 are entitled to vote at the annual meeting and any adjournments or postponements thereof.  We intend to mail this supplement on or about November 6, 2009 to all shareholders entitled to vote at the annual meeting.

Adjournment of Annual Meeting

In order to permit shareholders sufficient time to review this supplement before we submit the annual meeting proposals to a vote of the shareholders, we convened the annual meeting on November 4, 2009, as originally scheduled, and adjourned the annual meeting until November 16, 2009.  This supplement contains updated information, including recent developments relating to the resignation of Robert J. Parry as a member of our board of directors and the leave taken from his duties as our president and chief executive officer until his scheduled retirement on January 2, 2010, and the appointment of Paul F. Koeppe, a member of our board of directors, as our interim chief executive officer.  We have chosen November 16, 2009 as the date to reconvene the annual meeting in order to provide our shareholders with adequate time to review this supplement.  The annual meeting proposals will be submitted to a vote of the shareholders at the reconvened annual meeting on November 16, 2009.  Shareholders may submit a proxy to vote on the annual meeting proposals until the date and time of the reconvened meeting on November 16, 2009.

Shareholders who have already submitted a proxy to vote on the annual meeting proposals and who wish to change their vote on any proposal should follow the procedures described below under “Proxies and Revocation of Proxies.”

The annual meeting was initially convened on Wednesday, November 4, 2009, at 10:00 a.m., local time, at our principal executive offices located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051 and, in accordance with the adjournment, will be subsequently reconvened on Monday, November 16, 2009, at 10:00 a.m., local time, at our principal executive offices.  References in this supplement to the annual meeting are to the reconvened annual meeting.

We urge you to read this supplement carefully, together with the proxy statement.  The information contained in this supplement replaces and supersedes any inconsistent information set forth in the proxy statement.

Proxies and Revocation of Proxies

Because the annual meeting will be held within 120 days of the date fixed for the original meeting, the board of directors has not fixed a new record date for the annual meeting.  Only holders of record of our common stock at the close of business on September 8, 2009, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.  As of the record date, there were 12,409,964 shares of our common stock outstanding.

As discussed in the proxy statement under the heading “Methods of Voting” and in the proxy voting instructions on the proxy card that accompanied the proxy statement, shareholders of record may submit proxies by mail, by telephone or over the Internet.  The prior deadline for entering voting instructions by telephone or over the Internet was 1:00 a.m., Central time, on Wednesday, November 4, 2009.  You may now enter your voting instructions at 1-800-652-VOTE (8683) or www.envisionreports.com/ZBB up until 1:00 a.m., Central time, on Monday, November 16, 2009.

However, any shareholder who has previously delivered a proxy for use at the annual meeting and who does not wish to revoke that proxy or change his or her vote does not need to resubmit a proxy or take any other action in connection with this supplement.

Proxies received at any time before the annual meeting and not revoked or superseded before being voted will be voted at the annual meeting.  If the proxy indicates specific voting instructions, it will be voted in accordance with the voting instructions.  If no voting instructions are indicated, the proxy will be voted FOR the individuals nominated to serve as Class II directors by the board of directors, FOR ratification of the appointment of PKF as our independent auditors for fiscal 2010, FOR the amendment and restatement of our by-laws, and as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted.  It may be revoked and changed by filing a written notice of revocation with our Secretary at our principal executive offices located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, by submitting in writing, by telephone or over the Internet a proxy bearing a later date, or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not, by itself, revoke a proxy.  If you have given voting instructions to a broker or other nominee that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker or other nominee.

If you would like additional copies, without charge, of the proxy statement or this supplement or if you have questions about the information provided herein, including the procedures for voting your shares, you should contact Mr. David Bornstein, our Secretary, at (262) 253-9800.  The proxy statement, our annual report, the proxy card and this proxy supplement are available at www.envisionreports.com/ZBB.

RECENT DEVELOPMENTS

On October 31, 2009, we entered into a resignation and indemnification agreement (the “Indemnification Agreement”) with Robert J. Parry, our president and chief executive officer.  Mr. Parry, who previously announced his intention to retire as our president and chief executive officer effective on January 2, 2010, resigned as a member of our board of directors effective October 31, 2009 and took a leave of absence from his duties as an officer until his scheduled retirement date.  Mr. Parry’s actions were taken in connection with an internal investigation overseen by our audit committee.  We entered into the Indemnification Agreement with Mr. Parry to address a problem regarding our tax classification of Mr. Parry’s employment status and related withholding obligations.  In addition, on November 2, 2009, we appointed Paul F. Koeppe, who currently serves as a member of our board of directors, as our interim chief executive officer.  Mr. Koeppe will serve as interim chief executive officer pursuant to the independent contractor agreement entered into between us and Mr. Koeppe dated as of November 2, 2009 (the “Independent Contractor Agreement”).  Mr. Koeppe will receive $5,000 per week as compensation under the Independent Contractor Agreement.  Also on November 2, 2009, we granted to Mr. Koeppe an option under our 2007 Equity Incentive Plan to purchase 200,000 shares of our common stock pursuant to the terms of a director nonstatutory stock option agreement (the “Option Agreement”) entered into between us and Mr. Koeppe.  Copies of the Indemnification Agreement, the Independent Contractor Agreement and the Option Agreement have been included as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009.

The following information supplements the disclosure set forth under each of the headings, below, in the proxy statement.

Election of Directors

Following Mr. Parry’s resignation, our board of directors is comprised of five members.  Richard A. Payne serves as the Class I director, Manfred E. Birnbaum and Richard A. Abdoo serve as Class II directors, and William A. Mundell and Paul F. Koeppe serve as Class III directors.

Meetings and Committees of the Board

In light of Mr. Koeppe’s appointment as our interim chief executive officer, he is no longer considered to be independent under the listing standards of the NYSE Amex.  The board of directors has determined that four of the five current directors are independent under the listing standards of the NYSE Amex.  The independent directors are Mr. Abdoo, Mr. Birnbaum, Mr. Mundell and Mr. Payne.

At a meeting held on November 4, 2009, the board of directors approved changes to the composition of its committees that became effective as of such date.  The audit committee is comprised of Mr. Birnbaum (Chairman), Mr. Abdoo and Mr. Mundell.  The compensation committee is comprised of Mr. Birnbaum (Chairman), Mr. Abdoo, Mr. Mundell and Mr. Payne.  The nominating committee is comprised of Mr. Abdoo (Chairman), Mr. Birnbaum and Mr. Mundell.  The operating committee is comprised of Mr. Koeppe (Chairman) and Mr. Birnbaum.

Security Ownership of Management

The following table lists as of the record date additional information regarding the shares of common stock beneficially owned by Mr. Parry and Mr. Koeppe:

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class(1)

Robert J. Parry	693,839 (2)	5.6%

Paul F. Koeppe	0	0%

__________

(1)

Percentages based on 12,409,964 shares of common stock outstanding as of the record date.

(2)

Includes (i) 13,632 shares, (ii) 28,889 restricted shares, (iii) 2,706 shares underlying options, (iv) 87,907 shares issuable upon exercise of options at A$8.50 (US$6.375) per share expiring March 30, 2010, (v) 100,000 shares underlying options expiring June 20, 2012, exercisable at $3.82 per share, (vi) 75,000 shares issuable upon exercising of options at $3.59 per share which expire June 30, 2013 and 2014 and (vii) 22,750 performance options issuable upon exercising the options at $1.35 per share which expire in January 2015, and excludes 32,500 shares of stock issuable upon the exercise of options not exercisable within 60 days of this proxy filing date.  Also includes (i) 330,000 shares held by Mr. Parry and his son, Gareth Parry, as trustee for the FEIM Trust (the “FEIM Trust”), the beneficiaries of which include the heirs of Frank Ernest Parry, Mr. Parry’s father, (ii) 706 shares held by Mr. Parry’s spouse, (iii) 19,014 shares, his pro rata portion of shares held in various partnerships in which Mr. Parry is a partner, (iv) 13,235 shares held by the Davey Family Trust as trustee for the trust.  Mr. Parry has voting and dispositive control over all shares held by the FEIM Trust, Davey Family Trust or in partnership with others.  The shares of common stock identified as being beneficially owned by Mr. Parry do not include 330,027 shares of common stock held by Baytree Holdings Limited, a private entity organized by Mr. Parry and another individual.  Based on representations made by Mr. Parry, Mr. Parry has a pecuniary interest in certain of the shares held by Baytree Holdings Limited, but he does not maintain any voting or dispositive control over these shares.

Certain Relationships and Related Transactions

Consultancy agreements dated as of October 1, 2008 between ZBB and Rosemount Investments Limited, a private entity organized by Mr. Parry, and between Rosemount Investments Limited and Mr. Parry, were in place during the prior and current fiscal years.  Under the terms of these agreements, Mr. Parry, through Rosemount Investments Limited, was engaged to provide consulting services to us.  Under the terms of these agreements, we made payments to Rosemount Investments Limited for services provided by Mr. Parry to us during fiscal 2009 in the aggregate amount of $180,502.  These payments were made in accordance with, and not in addition to, the compensation amounts set forth in Mr. Parry’s employment agreement described below.  Under the terms of the Indemnification Agreement, Mr. Parry has agreed to terminate this consulting relationship and we are no longer making payments to Rosemount Investments Limited.

Employment Agreements

Under the terms of Mr. Parry’s employment agreement, he is entitled to all compensation and benefits accrued up to the effective date of his retirement on January 2, 2010, and all vested benefits held by Mr. Parry on that date shall become immediately exercisable.  In addition, Mr. Parry’s employment agreement provides that he is entitled to receive an amount equal to $390,000 in 18 equal consecutive installments beginning on the first regularly scheduled pay date following the effective date of his retirement on January 2, 2010.  Under the terms of the Indemnification Agreement, in the event that Mr. Parry owes federal and/or state income tax, the Indemnification Agreement provides that we shall, upon Mr. Parry’s request, accelerate payments due under Mr. Parry’s employment agreement to allow him to pay such income tax.  Mr. Parry can accelerate payments in an amount not to exceed $100,000 (gross) on or after each of January 2, 2010 and July 20, 2010.  If Mr. Parry does not promptly pay us any amounts due under the Indemnification Agreement, the Indemnification Agreement provides that we may offset any such amounts against any amounts otherwise due to Mr. Parry whether under his employment agreement or otherwise.

This supplement, dated November 5, 2009, is first being mailed to shareholders on or about November 6, 2009.

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